Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release:

Oscient Pharmaceuticals Amends FACTIVE License Agreement with LG Life Sciences

— Amendment expands territories covered to include more than 40 European countries —

Waltham, Mass., December 29, 2006 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) has amended its license and option agreement with LG Life Sciences, Ltd. for the Company’s antibiotic product, FACTIVE® (gemifloxacin mesylate) tablets. The amendment adds several European countries to the license agreement so that all of the current members of the European Union are included. In addition, the amendment restructures the economic terms relating to sales of FACTIVE in Europe, including a reduction in royalty rates on future sales to enable maximum investment in the brand through a potential European partnership.

“As part of our strategic plan to build FACTIVE into a global brand, we have amended our license agreement with our partners at LG Life Sciences related to the European territories,” stated Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “One of Oscient’s corporate development goals for FACTIVE is identifying a partner for the commercialization of FACTIVE in Europe; we are pleased that LG Life Sciences shares our vision for the product.”

The amended license now covers more than 40 countries in Europe, including all of the members of the European Union. The antibiotic market in Europe is estimated at $5 billion, with the four largest markets for antibiotics, France, Germany, Italy and Spain, all covered in the amended license.

Oscient and LG Life Sciences previously amended the FACTIVE licensing agreement in the U.S., Canada and Mexico. Subsequently, in 2006, Oscient forged partnerships for the commercialization of the drug in Mexico and Canada. Pfizer, S.A. de C.V. has launched FACTIVE in Mexico and Abbott Canada is planning to launch FACTIVE in Canada early next year. FACTIVE is not currently approved for use in Europe.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage biopharmaceutical company marketing two FDA-approved products with its national primary care sales force. ANTARA® (fenofibrate) capsules is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE® (gemifloxacin mesylate) tablets is an antibiotic approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient also has a novel, late-stage antibiotic candidate, Ramoplanin, under investigation for the treatment of Clostridium difficile-associated disease (CDAD).

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the consummation of a transaction with a European partner to commercialize FACTIVE. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (i) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (ii) our ability to integrate ANTARA into our business; (iii) whether we will be able to expand the indications for which FACTIVE is approved; (iv) the delay or inability to find sublicensing partners for FACTIVE or to negotiate favorable licensing terms; (v) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; (vi) delays by the FDA; (vii) the Company’s inability to raise additional capital on favorable terms or at all and (viii) claims against us by third parties, including claims relating to our intellectual property position. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.